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                                                                     EXHIBIT 5.1


                          [LATHAM & WATKINS LETTERHEAD]



                                  June 30, 2000

Beasley Broadcast Group, Inc.
3033 Riviera Drive, Suite 200
Naples, Fl 34103

                Re:    Registration Statement on Form S-8

Ladies and Gentlemen:

                We have acted as counsel to Beasley Broadcast Group, Inc. (the "Company") in connection with the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1993, as amended, of 3,000,000 shares of Common Stock (the "Shares") reserved for issuance under The 2000 Equity Plan of Beasley Broadcast Group, Inc. (the "Plan").

                We have examined such questions of law and fact as we have considered necessary or appropriate for purposes of this opinion.

                We are opining herein as to the effect on the subject transaction of only the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto or the effect thereon of any other laws or as to any matters of municipal law or any other local agencies within any state.

                Subject to the foregoing and in reliance thereon, it is our opinion that upon the exercise of options granted pursuant to the Plan and upon the issuance and payment for the shares in accordance with the terms set forth in the Plan and Registration Statement and subject to the Company completing all actions and proceedings required on its part to be taken prior to the issuance of the Shares pursuant to the terms of the Plan and the Registration Statement, the Shares will be validly issued, fully paid and non-assessable securities of the Company.



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LATHAM & WATKINS
June 30, 2000
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                We consent to the use of this opinion as an exhibit to the
Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendments thereto.




                                   Very truly yours,

                                   /S/ LATHAM & WATKINS